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                                                                     EXHIBIT 5.1



       [BARACK FERRAZZANO KIRSCHBAUM PERLMAN & NAGELBERG LLC LETTERHEAD]



                                October 14, 2003



United Financial Mortgage Corp.
815 Commerce Drive, Suite 100
Oak Brook, Illinois  60523

     Re:        Registration Statement on Form SB-2

Ladies and Gentlemen:

         We are acting as special counsel to United Financial Mortgage Corp., an Illinois corporation (the "Company"), in connection with the filing with the Securities and Exchange Commission of a Registration Statement on Form SB-2 (the "Registration Statement") filed by the Company on October 14, 2003 for the purpose of registering under the Securities Act of 1933, as amended, up to 1,917,050 shares of the Company's common stock, without par value (the "Common Stock"), including up to 250,050 shares subject to the Underwriters' over-allotment option.

         In connection with our opinion, we have examined originals, or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Amended and Restated Articles of Incorporation and the Bylaws of the Company, as well as such other corporate records, documents and other papers as we deemed necessary to examine for purposes of this opinion. We have assumed the authenticity, accuracy and completeness of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies and the genuineness of all signatures.

         Based on the foregoing, we are of the opinion that the 1,917,050 shares of Common Stock that may be offered and sold pursuant to and in accordance with the Registration Statement (including the additional 250,050 shares subject to the over-allotment opinion) are duly authorized and if and when so sold will be duly and validly issued by the Company and will be fully paid and nonassessable shares of Common Stock.

         We are duly licensed to practice law in the State of Illinois and in rendering the opinion set forth herein, we express no opinion as to the laws of any jurisdiction other than the laws of the State of Illinois, as currently in effect.


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BARACK FERRAZZANO KIRSCHBAUM PERLMAN & NAGELBERG LLC

United Financial Mortgage Corp.
October 14, 2003
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         We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the use of our name under the heading "Legal Matters" in the Prospectus included therein.



                                             Very truly yours,



                                             /s/ Barack Ferrazzano Kirschbaum
                                                 Perlman & Nagelberg LLC


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                                                 Barack Ferrazzano Kirschbaum
                                                 Perlman & Nagelberg LLC